Exhibit 10.1
                                                                    ------------
                               HOTEL MOVIE EXPRESS
                            ASSET PURCHASE AGREEMENT
                            ------------------------

                  This Asset Purchase Agreement (the "Agreement"), dated this 8th day of July, 1999, among CHEQUEMATE INTERNATIONAL, INC., a Utah corporation ("Chequemate") doing business as C-3D Digital, Inc.; Chequemate's wholly owned subsidiary Chequemate Technologies, Inc., a Utah corporation ("Buyer"), and KING FARMS, INC., an Illinois corporation, d.b.a. HOTEL MOVIE EXPRESS INC. ("Seller").

                                   WITNESSETH:

                  WHEREAS, Buyer desires to purchase from Seller and Seller desires to sell to Buyer, on the terms and subject to the conditions of this Agreement, certain assets and business of Seller;

                  THEREFORE,   in   consideration   of  the  mutual   covenants,
agreements, representations and warranties contained in this Agreement, the parties agree as follows:

ARTICLE 1.  TRANSFER OF ASSETS
            ------------------
                  Subject to the terms and conditions set forth in this Agreement, Seller agrees to sell, convey, transfer, assign and deliver to Buyer, and Buyer agrees to purchase from Seller, at the Closing described in Article 3 hereof, all of the assets, properties and business of Seller of every kind, character and description, whether tangible, intangible, real, personal or mixed, and wherever located which in the aggregate comprise the business known as Hotel Movie Express, Inc. (but excluding any assets specifically excluded in the following Sections of this Article 1), all of which are sometimes collectively referred to in this Agreement as the "Assets," including, but without limitation to (a) all equipment referred to in that certain Foreclosure and Conveyance Agreement entered into between Hospitality Business Network, Inc. ("HBN"), a Nevada corporation and MarCap Corporation, a Delaware corporation ("MarCap") and as referred to in that certain Asset Purchase Agreement dated June , 1999 and entered into between MarCap and the Seller; and (b) the following:

                  1.1 Contracts. All of the contracts and contract rights related to those agreements for pay-per- view and cable services to hotel/lodging rooms, which agreements are listed in SCHEDULE 1.1 attached hereto and copies of which are included as part of SCHEDULE 1.1 (hereinafter referred to as the "Contracts"), except for amounts payable under the contracts for periods prior to the Closing.

                  1.2 Equipment. All the machinery, tools, appliances, furniture, equipment and other tangible personal property of every kind and description wherever they may be located that are owned by Seller, and are utilized in connection with Seller's operations, a current list of which is attached hereto as Schedule 1.2 (hereinafter referred to collectively as the "Equipment"). At the Closing, Seller shall deliver to Buyer the equipment as set forth in Schedule 1.2, or appropriate documents transferring the ownership of the Equipment, free of any claim or encumbrance. Good and marketable title to all such equipment shall be transferred on delivery, free and clear of any encumbrances;

                  1.3 Intangibles. All trade names (including "Hotel Movie Express"), trademarks, service marks, copyrights, patents, patent rights, trade secrets, technical know-how, goodwill and other intangibles, including (i) tort or insurance proceeds arising out of any damage or destruction of any of the Assets between the date of this Agreement and the Closing Date (as hereinafter defined); (ii) all contract rights to be assumed by Buyer pursuant to Article 4 used by Seller in (or owned by Seller and useful in) the operation of the


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business,  but excluding accounts  receivable,  accounts payable,  contracts not assumed by Buyer pursuant to Article 4, bank accounts, and tax deposits;

                  1.4 Books and records. All papers and records in Seller's care, custody or control relating to any or all of the above-described Assets and the operation thereof, including, but not limited to, sales records, accounting and financial records and maintenance records; and

                  1.5 Other Assets. All product rights in the equipment and all improvements thereon. All prepaid expenses relating to any of the Assets and the operation of Seller's business sold pursuant to this Agreement.

ARTICLE 2.  PURCHASE PRICE
            --------------
                  2.1 Payment of Purchase Price. In consideration for the transfer and assignment by Seller of the Assets, and in consideration of the representations, warranties and covenants of the Seller set forth herein, Chequemate and Buyer, on the conditions set forth herein and subject to the provisions in Article 9, state that:

                  (a) Chequemate shall issue 125,000 shares of Chequemate's restricted common stock ( hereinafter referred to as the "Shares") to the Seller at the time of Closing. Such shares shall be registered only as provided in paragraph 14.12 hereof.

                  (b) The Buyer shall pay to the Seller the sum of $150,000.00 in cash or by wire transfer to the account of the Seller at the time of the Closing.

                  (c) Buyer shall assume and discharge, and shall indemnify Seller against, liabilities and obligations of the Seller under the contracts or other agreements, if any as specified on SCHEDULE 4, but only to the extent that such liabilities or obligations accrue on or after the Closing Date.

ARTICLE 3.  THE CLOSING
            -----------
                  The closing of the purchase and sale of the Assets by Seller to Buyer (the "Closing") shall take place at the offices of Bruce L. Dibb, attorney at law, which are located at 3ll South State Street, Suite 380, Salt Lake City, Utah, at 10:00 a.m. local time, on Thursday, July 1, 1999, or at such other place and/or time as the parties may agree in writing (the "Closing Date").

                  Chequemate shall perform its due diligence inspection of the Seller and of the equipment, properties, contracts of the Seller and all other items reasonably necessary to complete the inspection on or before the Closing Date of closing set forth above.

                  3.1 Seller's Obligations at the Closing. At the Closing, Seller shall deliver or cause to be delivered to Buyer:

                  (a) instruments of assignment and transfer of all of the Assets of Seller to be transferred hereunder, in form and substance satisfactory to Buyer's counsel, including all contracts being transferred by Seller to Buyer as outlined in SCHEDULE 1.1,

                  (b) the certificate of the President or Secretary of the Seller confirming that proper minutes and resolutions of the Seller's Board of Directors and Shareholders have been secured prior to the Closing whereby the sale of the Assets has been approved; and

                  (c) the certificate of John King and Ted Crewell in the form and containing the provisions of SCHEDULE 3.1

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                  Simultaneously with the consummation of the transfer,  Seller, through its officers, agents, and employees, shall put Buyer into full possession and enjoyment of all the Assets to be conveyed and transferred by this Agreement. Seller, at any time before or after the closing Date, shall execute, acknowledge, and deliver any further assignments, conveyances and other assurances, documents and instruments of transfer, reasonably requested by Buyer and shall take any other action consistent with the terms of this Agreement that may reasonably be requested by Buyer for the purpose of assigning, transferring, granting, conveying and confirming to Buyer, or reducing to possession, any or all property and assets to be conveyed and transferred by this Agreement. If requested by Buyer, Seller further agree to prosecute or otherwise enforce in its own name for the benefit of Buyer any claims, rights, or benefits that are transferred to Buyer by this Agreement and that require prosecution or enforcement in the Seller's name. Any prosecution or enforcement of claims, rights, or benefits under this Section shall be solely at Buyer's expense, unless the prosecution or enforcement is made necessary by a breach of this Agreement by the Seller.

                  3.2 Buyer's Obligations at Closing. Subject to the provision of Article 9, at the Closing, Buyer shall deliver to Seller (or to the Escrow Agent as provided in Section 3.3 below), the following instruments and documents against delivery of the items specified in Section 3.1:

                  (a) a Chequemate stock certificate issued in the name of King Farms, Inc. for 125,000 shares of restricted common stock; and

                  (b) a wire transfer to King Farms, Inc, the sum of $150,000.00 to a bank account identified by Seller; and

                  (c) the certificate of the President or Secretary of the Buyer confirming that proper minutes and resolutions of the Buyer's Board of Directors have been secured prior to the Closing whereby the purchase of the Assets has been approved.

                  3.3 Sellers  Obligations  Within 60 of Closing.  Within  sixty
(60) days of the Closing Date, the Seller will deliver to the Buyer the following documents:

                  (a) the UCC search reports referred to in paragraph 9.2 hereof; and

                  (b) detailed asset lists supplementing SCHEDULE 1.2 which include a complete listing of all Equipment (including serial numbers of all items bearing serial numbers), at each hotel location referred to in SCHEDULES 1.1 and 1.2.

         The certificate representing the Shares shall be held in escrow pursuant to the escrow agreement attached hereto as SCHEDULE 3.3 (together with stock powers executed by the Seller), until such time as all of the UCC Search reports and the detailed equipment lists referred to in paragraphs 3.3(a) and 3.3(b) have been delivered to the Buyer. In the event that any portion of the Equipment is not in place at the hotel locations referenced in Schedule 1.1 on the Closing Dated, and is not delivered to the hotel location and installed in working condition withing five (5) days of the Seller receiving notice of the fact that such portion of the Equipment is missing, the purchase price described in Article 2 shall be reduced on a pro rata basis. The Escrow Agent will return to the Buyer the prorated number of the Shares and the Seller shall pay to the Buyer the pro rata portion of the sum of $150,000. In the event that any of the Assets are subject to one or more perfected secured interests have priority over the MarCap secured interest (the "Priority Secured Interests"), Seller shall pay to the Buyer an amount equal to the amount of the debt secured by the Priority Secured Interests (not to exceed $150,000), and the number of the Shares delivered to the Seller out of escrow will be reduced by the number of shares that equal the amount that the Priority Secured Interests exceeds the sum of $150,000, divided by the average of the closing price on AMEX of the common stock of Chequemate on the five trading days prior to the Closing Date. Payment


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of any amounts by the Seller to the Buyer  under this  Section 3.3 shall be made within thirty (30) days of written notice given to the Seller by the Buyer.

ARTICLE 4.  ASSUMPTION OF LIABILITIES
            -------------------------
                  Buyer is not assuming any debt, liability or obligation of Seller, MarCap or HBN, whether known or unknown, fixed or contingent, except as herein specifically otherwise provided. Seller agrees to indemnify and hold Buyer harmless against all debts, claims, liabilities and obligations of Seller, MarCap and HBN, not expressly assumed by Buyer hereunder. Buyer shall have the benefit of and shall perform all contracts and commitments, if any, specifically disclosed in SCHEDULE 1.1, in accordance with the terms and conditions thereof, except to the extent modifications are specifically disclosed on such SCHEDULE 1.1.

ARTICLE 5.  EXCISE AND PROPERTY TAXES
            -------------------------
                  Seller shall pay all sales, use and transfer taxes arising out of the transfer of the Assets and shall pay its portion, prorated as of the Closing Date, of state and local personal property taxes of the business. Buyer shall not be responsible for any business, occupation, withholding or similar tax, or for any taxes of any kind related to any period before the Closing Date.

ARTICLE 6.  REPRESENTATIONS AND WARRANTIES OF SELLER
            ----------------------------------------
                  Seller hereby represents and warrants to Buyer that the following facts and circumstances are, and except as contemplated hereby, at all times up to the Closing Date will be true and correct, and hereby acknowledges that such facts and circumstances constitute the basis upon which Buyer is induced to enter into and perform this Agreement. Each warranty set forth in this Article 6 shall survive the Closing and any investigation made by or on behalf of Buyer.

                  6.1 Organization, Good Standing and Qualification. Seller is a corporation duly organized, validly existing, and in good standing under the laws of Illinois, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it.

                  6.2 Financial Statements. SCHEDULE 6.3 to this Agreement sets forth the unaudited financial statements of HBN as of December 31, 1998 and the balance sheet and income statement of Seller as of May 1, 1999 for the period of January 1, 1999 until such date, as compiled by HBN. The financial information of SCHEDULE 6.3 is referred to as the "Financial Statements." The Financial Statements fairly present the income and expenses of HBN as of the date of the balance sheets included in the Financial Statements.

                  6.3 Absence of Specified Changes. After the date of this Agreement there has not been any:

                  (a) transaction by Seller except in the ordinary course of business as conducted on that date;

                  (b)  capital expenditure by Seller exceeding $10,000.00;

                  (c) material adverse change in the financial condition, liabilities, assets, business or prospects of Seller;

                  (d) destruction, damage to, or loss of any assets of Seller (whether or not covered by insurance) that materially and adversely affects the financial condition, business or prospects of Seller;

                  (e) labor trouble or other event or condition of any character materially and adversely affecting the financial condition, business, assets or prospects of Seller;

                       Page 8 of 25

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                  (f)  change in  accounting  methods or  practices  (including, without limitation, any change in depreciation or amortization policies or rates) by Seller;

                  (g)  revaluation by Seller of any of its assets;

                  (h) sale or transfer of any asset of Seller, except in the ordinary course of business;

                  (i) execution, creation, amendment or termination of any contract, agreement or license to which Seller is a party;


                  (j) loan by Seller to any person or entity, or guaranty by Seller of any loan;

                  (k) waiver or release of any right or claim of Seller, except in the ordinary course of business;

                  (l) mortgage, pledge or other encumbrance of any asset of Seller;

                  (m) other event or condition of any character that has or might reasonably have a material and adverse effect on the financial condition, business, assets or prospects of Seller; or

                  (n) agreement by Seller to do any of the things described in the preceding clauses (a) through (m).

                  6.4 Tax Returns and Audits. Within the times and in the manner prescribed by law, Seller has filed all domestic and foreign, federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable. There are no present disputes as to taxes of any nature payable by Seller.

                  6.5 Inventories. None of the Assets have been pledged as collateral or are held by the Seller on consignment from others.

                  6.6 Other Tangible Personal Property. The Equipment described in Section 1.2 and SCHEDULE 1.2 of this Agreement constitutes all the items of tangible personal property owned by, in the possession of, or used by Seller in connection with the business sold pursuant to this Agreement. The Equipment listed in SCHEDULE 1.2 constitutes all tangible personal property necessary for the conduct by Seller of the business as now conducted.

                  No Equipment used by Seller in connection with its business to be sold pursuant to this agreement is held under any lease, security agreement, conditional sales contract, or other title retention or security arrangement.

                  6.7 Trade Names, Trademarks and Copyrights. Except as set forth in SCHEDULE 6.8, Seller does not use any trademark, service mark, trade name or copyright in its business to be sold pursuant to this Agreement, or own any trademarks, trademark registrations or applications, trade names, service marks, copyrights, or copyright registrations or applications. No person (other than Seller) owns any trademark, trademark registration or application, service mark, trade name, copyright, or copyright registration or application, the use of which is necessary or contemplated in connection with the performance of any of the Contracts.

                  6.8 Title to Assets. Seller has good and marketable title to all of the Assets and interests in Assets, whether personal, tangible, and

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intangible,  which  constitute  all the Assets and  interests in assets that are used in the business of Seller to be sold pursuant to this Agreement. All the Assets are free and clear of mortgages, liens, pledges, charges, encumbrances,
equities,   claims,  easements,   rights  of  way,  covenants,   conditions,  or
restrictions, except for(i) the lien of current taxes not yet due and payable; and (ii) possible minor matters that, in the aggregate, are not substantial in amount and do not materially detract from or interfere with the present or intended use of any of the Assets, nor materially impair business operations. All tangible personal property of Seller is in good operating condition and repair, ordinary wear and tear excepted. Except as set forth on the appropriate SCHEDULE listing such Assets, neither any officer, nor any director or employee of Seller, nor any spouse, child or other relative of any of these persons, owns, or has any interest, directly or indirectly, in any of the personal property owned by or leased to Seller or any copyrights, patents, trademarks, trade names or trade secrets licensed by Seller for use in the business to be sold pursuant to this Agreement. Seller does not occupy any real property in violation of any law, regulation or decree.

                  6.9 Customers and Sales. SCHEDULE 1.1 to this Agreement is a correct and current list of all customers of Seller for the business and assets to be sold pursuant to this Agreement. Seller has no information and is not aware of any facts indicating that any of these customers intend to cease doing business with Seller or materially alter the amount of the business that they are presently doing with Seller.

                 6.10 Other  Contracts.    The  Assets  are  not  bound  by  any
distributor's or manufacturer's representative or agency agreement, any agreement not entered into in the ordinary course of business, any indenture, mortgage, deed of trust, lease or any agreement that is unusual in nature, duration or amount. The performance by Buyer of any of the agreements described on SCHEDULE 1.1 will not result in Buyer becoming bound or liable under any distributor's or manufacturer's representative or agency agreement. All contracts which will be assigned to or assumed by Buyer under this Agreement are valid and binding upon the parties thereto. There is no default or event that with notice or lapse of time, or both, would constitute a default by any party to any of the agreements listed in SCHEDULE 1.1. Seller has not received notice that any party to any of the agreements listed in SCHEDULE 1.1 intends to cancel or terminate any of these agreements or to exercise or not exercise any options under any of these agreements. Seller is not a party to, nor is Seller or the Assets bound by, any agreement that is materially adverse to the business, property, or financial condition of Seller.

                 6.11 Compliance with Laws. Seller has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable environmental, health, building, zoning or other law, ordinance or regulation) affecting the Assets or the operation of its business to be sold pursuant to this Agreement.

                 6.12 Litigation. There is no suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation pending, or to the best knowledge of Seller, threatened, against or affecting Seller, or any of its business, assets or financial condition. Seller is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality. Seller is not presently engaged in any legal action to recover moneys due to it or damages sustained by it.

                 6.13 Assets Sufficient for Conduct of Business. The Assets constitute all of the assets required for Buyer to conduct the business of Seller as it is presently conducted. Further, the Seller warrants that the Equipment at each location in listed in SCHEDULE 1.2 is in fact in working condition and does produce commercial quality pay-per-view movies on demand (a process known as "video on demand"), in each of the guest rooms of the facilities described in such schedule. Except as provided in the warranties of this Article 6, this paragraph 6.13 and in paragraph 9.9 of Article 9; the Equipment shall be sold "AS-IS-WHERE IS."

                 6.14 Agreement will Not Cause Breach or Violation. Neither the entry into this Agreement nor the consummation of the transactions contemplated hereby will result in or constitute any of the following: (i) a breach of any term or provision of this Agreement; (ii) a default or an event that, with


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notice or lapse of time, or both, would be a default, breach or violation of the
Articles of Incorporation or Bylaws of Seller or any lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust or other agreement, instrument or arrangement to which Seller is a party or by which Seller or the Assets are bound; (iii) an event that would permit any party to terminate any agreement or to accelerate the maturity of any indebtedness or other obligation of the Seller; (iv) the creation or imposition of any lien, charge or encumbrance on any of the Assets; or (v) the violation of any law, regulation, ordinance, judgment, order or decree applicable to or affecting Seller or the Assets.

                  6.15 Authority and Consents. Seller has the right, power, legal capacity and authority to enter into, and perform its obligations under this Agreement, and no approvals or consents of any persons other than Seller are necessary in connection with it. The execution and delivery of this Agreement by Seller have been duly authorized by all necessary corporate action of Seller (including any necessary action by Seller's security holders), and this Agreement constitutes a legal, valid and binding obligation of Seller enforceable in accordance with its terms.

                  6.16 Corporate Documents. Seller has furnished to Buyer for its examination (i) copies of the Articles of Incorporation and Bylaws of Seller and (ii) the minute books of Seller containing all records required to be set forth of all proceedings, consents, actions and meetings of the shareholders and board of directors of Seller to consummate the transaction described in this business.

                  6.17 Documents Delivered. Each copy or original of any agreement, contract or other instrument which is identified in any exhibit delivered by Seller or its counsel to Buyer (or its counsel or representatives), whether before or after the execution hereof, is in fact what it is purported to be by Seller and has not been amended, canceled or otherwise modified.

                  6.18 Full Disclosure. None of the representations and warranties made by Seller or made in any letter, certificate or memorandum furnished or to be furnished by The Seller, or on their behalf, contains or will contain any untrue statement of a material fact, or omits any material fact the omission of which would make the statements made misleading. There is no fact known to Seller which materially adversely affects, or in the future may (so far as Seller can now reasonably foresee) materially adversely affect the condition, Assets, liabilities, business operations or prospects of Seller that has not been set forth herein or heretofore communicated to Buyer in writing pursuant hereto.

ARTICLE 7.  REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER.
            ---------------------------------------------------

         Chequemate and Buyer jointly and severally represent and warrant to the Seller and the Shareholders as follows:

                  7.1 Organization and Qualification. Chequemate is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah. All subsidiaries of Chequemate are legal entities that are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation. Chequemate has all requisite power and authority to own or operate its properties and conduct its business as it is now being conducted. Chequemate is duly qualified and in good standing as a foreign corporation or entity authorized to do business in each of the jurisdictions in which the character of the properties owned or held under lease by it or the nature of the business transacted by it makes such qualification necessary.

                  7.2 Capitalization; Subsidiaries. The authorized capital stock of Chequemate consists of 500,000,000 shares of Chequemate's Common Stock. As of May 1, 1999, 21,937,742 shares of Chequemate's Common Stock were issued and outstanding, or subscribed for. All issued and outstanding shares of capital stock of Chequemate are validly issued, fully paid, non-assessable and free of preemptive rights.

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                  7.3 Authority  Relative to this Agreement.  Chequemate has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Chequemate, and no other corporate proceedings on the part of Chequemate are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Chequemate and, assuming this Agreement constitutes a valid and binding obligation of the Seller, this Agreement constitutes a valid and binding agreement of Chequemate, enforceable against Chequemate in accordance with its terms.

                  7.4 SEC  Reports.  Since  January 1, 1999,  to the best of its knowledge Chequemate has filed all required forms, reports and documents ("Chequemate SEC Reports") with the Securities and Exchange Commission (the "SEC") required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder, all of which have complied in all material respects with all applicable requirements of the Securities Act of 1933 (the "Securities Act") and the Securities Exchange Act of 1934 (the "Exchange Act"), and the rules and interpretive releases promulgated thereunder. None of such Chequemate SEC Reports, including without limitation any financial statements, notes, or schedules included therein, at the time filed, contained any untrue statement of a material fact, or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless supplemented prior to the Closing Date.

         Each of the consolidated balance sheets in or incorporated by reference into the Chequemate SEC Reports fairly presents or will fairly present the financial position of the entity or entities to which it relates as of its date, and each of the related consolidated statements of operations and retained earnings and cash flows or equivalent statements in the Chequemate SEC Reports (including any related notes and schedules) fairly presents or will fairly present the results of operations, retained earnings and cash flows, as the case may be, of the entity or entities to which it relates for the period set forth therein (subject in the case of unaudited interim statements, to normal year-end audit adjustments) in each case in accordance with generally-accepted accounting principles applicable to the particular entity consistently applied throughout the periods involved, except as may be noted therein; and independent certified public accountants for Chequemate have rendered or will render an unqualified opinion with respect to each audited financial statement included in the Chequemate SEC Reports. The consolidated financial statements included in the Chequemate SEC Reports are hereinafter sometimes collectively referred to as the "Chequemate Financial Statements."

                  7.5 Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by Chequemate nor the consummation of the transactions contemplated hereby nor compliance by Chequemate with any of the provisions hereof will conflict with or result in any breach of any provision of the Articles of Incorporation or By-laws of Chequemate or any Subsidiary, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except pursuant to the Securities Act and the Exchange Act, such filings and approvals as may be required under the "blue sky", takeover or securities laws of various states, or result in a default (with or without due notice or lapse of time or both) (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, contract, license, agreement or other instrument or obligation to which Chequemate is a party or by which Chequemate, any of its Subsidiaries or any of their respective assets may be bound, result in the creation or imposition of any lien, charge or other encumbrance on the assets of Chequemate or violate any order, writ, injunction, decree, statute, rule or regulation applicable to Chequemate or any of its respective assets.

                  7.6 Litigation, etc. Except as disclosed in the Chequemate SEC Reports or in SCHEDULE 7.6 (collectively referred to as the "Disclosure"), there is no action, claim, or proceeding pending or, to the knowledge of Chequemate, threatened, to which Chequemate is or would be a party before any court or Governmental Authority acting in an adjudicative capacity or any arbitrator or arbitration tribunal with respect to which there is a reasonable likelihood of a determination having, or which, insofar as reasonably can be foreseen in the future would have, a material adverse effect on Chequemate and since December 31, 1997, there have been no claims made or actions or proceedings brought against any officer or director of Chequemate arising out of or pertaining to any action or omission within the scope of his employment or position with Chequemate, which claim, action or proceeding would involve a material adverse effect on Chequemate taken as a whole. All material litigation and other material administrative, judicial or quasi-judicial proceedings to which Chequemate is a party or to which it has been threatened to be made a party, are described in the Disclosure.

                  7.7 Compliance with Law and Permits. Chequemate has owned and operated its properties and assets in substantial compliance with the provisions and requirements of all laws, orders, regulations, rules and ordinances issued or promulgated by all Governmental Authorities having jurisdiction with respect thereto. All necessary governmental certificates, consents, permits, licenses or other authorizations with regard to the ownership or operation by Chequemate of their respective properties and assets have been obtained and no violation exists in respect of such licenses, permits or authorizations. None of the documents and materials filed with or furnished to any Governmental Authority with respect to the properties, assets or businesses of Chequemate contains any untrue statement of a material fact or fails to state a material fact necessary to make the statements therein not misleading.

                  7.8 Chequemate Common Stock. The shares to be issued by Chequemate pursuant to this Agreement have been duly authorized and, when issued in accordance with the terms of the this Agreement, will be validly authorized and issued and fully paid and nonassessable, and no shareholder of Chequemate will have any preemptive rights or dissenter's right with respect thereto.

ARTICLE 8.  SELLER'S OBLIGATIONS BEFORE CLOSING.
            ------------------------------------

                  Seller covenants that, except as otherwise agreed in writing by Buyer, from the date of this Agreement until the Closing:

                  8.1 Buyer's Access to Premises and Information. Buyer and its counsel, accountants and other representatives shall be entitled to have full access during normal business hours to all Seller's properties, books, accounts, records, contracts and documents of or relating to the Assets. Seller shall furnish or cause to be furnished to Buyer and its representatives all data and information concerning the business, finances and properties of Seller that may reasonably be requested.

                  8.2 Conduct of Business in Normal Course. Seller shall carry on its business and activities diligently and in substantially the same manner as it previously has been carried on, and shall not make or institute any unusual or novel methods of purchase, sale, lease, management, accounting or operation that will vary materially from the methods used by Seller as of the date of this Agreement.

                  8.3 Preservation of Business Relationships. Seller shall use its best efforts, without making any commitments on behalf of Buyer, to preserve its business organization intact, to keep available to Seller its present employees, and to preserve its present relationships with suppliers, customers and others having business relationships with it.

                  8.4 New Transactions. Seller shall not do, or agree to do without the prior written consent of the Buyer, any of the following acts:

                  (a) enter into any contract, commitment or transaction not in the usual and ordinary course of its business; or

                  (b) enter into any contract, commitment or transaction in the usual and ordinary course of business involving an amount exceeding $100,000.00, individually, or $100,000.00 in the aggregate; or

                  (c) make any capital expenditures in excess of $50,000.00 for any single item or $100,000.00 in the aggregate, or enter into any leases of capital equipment or property under which the annual lease charge is in excess of $50,000.00; or

                  (d) sell or dispose of any capital assets with a net book value in excess of $ 50,000.00 individually, or $100,000.00 in the aggregate.

                  8.5 Existing  Agreements.   Seller  shall not  modify,  amend,
cancel or terminate any of its existing contracts or agreements, or agree to do any of those acts.

                  8.6 Consent of Others. As soon as reasonably practical after the execution and delivery of this Agreement, and in any event on or before the sixtieth day after the Closing Date, Seller shall obtain the written consent to the assignment to and substitution of the Buyer in place of HBN of the persons or entities described as the "Hotel" in the agreement, referred to in SCHEDULE 1.1, and will furnish to Buyer executed copies of the consents to the assignment of the Contracts.

                  8.7 Representations and Warranties True at Closing. Seller shall use its best efforts to assure that all representations and warranties of Seller set forth in this Agreement and in any written statements delivered to Buyer by Seller under this Agreement will also be true and correct as of the Closing Date, as if made on that date, and that all conditions precedent to Closing shall have been met.

                  8.8 Statutory Filings. Seller shall cooperate fully with Buyer in preparing and filing all information and documents deemed necessary or desirable by Buyer under any statutes or governmental rules or regulations pertaining to the transactions contemplated by this Agreement.

ARTICLE 9.  CONDITIONS PRECEDENT TO BUYER'S PERFORMANCE
            -------------------------------------------

                  The obligations of Buyer to purchase the Assets under this Agreement are subject to the satisfaction, at or before the Closing, of all the conditions set out below in this Article 9. Buyer may waive any or all of these conditions in accordance with Section 14.2 hereof; provided however, that no such waiver of a condition shall constitute a waiver by Buyer of any of its other rights or remedies, at law or in equity, if The Seller shall be in default of any of its representations, warranties or covenants under this Agreement.

                  9.1 Accuracy of the Seller's Representations and Warranties. All representations and warranties by The Seller in this Agreement or in any written statement that shall be delivered to Buyer by The Seller under this Agreement shall be true on and as of the Closing Date as though made at that time.

                  9.2 Absence of Liens. Within sixty (60) days of the Closing, Buyer shall have received UCC search reports dated as of a date not more than five days before the Closing Date issued by the Secretaries of State for California, Idaho, Nevada, New Mexico, Texas, Utah and Washington indicating that there are no filings under the Uniform Commercial Code on file with such Secretary of State which name King Farms, Inc., Hotel Movie Express, Inc., MarCap Corporation or Hospitality Business Network, Inc. as debtor or otherwise indicating any lien on the Assets, except for the liens otherwise disclosed in the Schedules hereto.

                  9.3 The Seller' Performance. The Seller shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by The Seller on or before the Closing Date.

                  9.4 Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened on or before the Closing Date.

                  9.5 Corporate Approval. The execution and delivery of this Agreement by Seller, and the performance of its covenants and obligations under it, shall have been duly authorized by all necessary corporate action, and Buyer shall have received copies of all resolutions pertaining to that authorization, certified by the secretary of Seller.

                  9.6 Certificate Regarding Tax Obligations. Buyer shall have received a Certificate of the President and Secretary of the Seller stating that, as of the Closing Date, no contributions, interest, or penalties are unpaid by Seller with regard to any sales taxes, payroll taxes, or unemployment or workers' compensation contributions of the Seller for periods prior to June 1, 1999.

                  9.7 Consents. All necessary agreements and consents of any parties to the consummation of the transaction contemplated by this Agreement, or otherwise pertaining to the matters covered by it, shall have been obtained by Seller and delivered to Buyer.

                  9.8 Approval of Documentation. The form and substance of all certificates, instruments and other documents delivered to Buyer under this Agreement shall be satisfactory in all reasonable respects to Buyer and its counsel.

                  9.9 Condition of Assets. The Assets shall not have been materially or adversely affected in any way as a result of any fire, accident, storm, or other casualty or labor or civil disturbance or act of God or the public enemy.

                 9.10 Completion of Due Diligence. All due diligence reasonably required by the Buyer has been completed, and the results of such due diligence are satisfactory to the Buyer in its sole discretion and judgement with regard to all aspects of the transaction, including by not limited to matters relating to the Assets, or the intellectual property or financial prospects of the business to be sold pursuant to this Agreement.

                 9.11  Compliance  with  Bulk  Sales  Laws.   The  parties  have
complied with all applicable Bulk Sales Laws or similar provisions.

ARTICLE 10.  CONDITIONS PRECEDENT TO SELLER'S PERFORMANCE
             --------------------------------------------
                  The obligations of Seller to sell and transfer the Assets under this Agreement are subject to the satisfaction, at or before the Closing, of all the following conditions:

                  10.1 Accuracy of Buyer's Representations and Warranties. All representations and warranties by Buyer contained in this Agreement or in any written statement delivered by Buyer under this Agreement shall be true on and as of the Closing as though such representations and warranties were made on and as of that date.

                  10.2 Buyer's Performance. Buyer shall have performed and complied with all covenants and agreements, and satisfied all conditions that it is required by this Agreement to perform, comply with, or satisfy, before or at the Closing.

                  10.3 Buyer's Corporate Approval. Buyer shall have received corporate authorization and approval for the execution and delivery of this Agreement and all corporate action necessary or proper to fulfill the obligations of Buyer to be performed under this Agreement on or before the Closing Date.

ARTICLE 11.  EMPLOYEE PLANS
             --------------
         Buyer is not assuming any obligations of Seller relating to any Employee Plan as defined herein, and Seller represents that the Seller has no Employee Plan in effect or to which the Seller is subject. For purposes of this Agreement, the term "Employee Plan" includes all pension, retirement, disability, medical, dental or other health insurance plans, life insurance or other death benefit plans, profit sharing, deferred compensation, stock option, bonus or other incentive plans, vacation benefit plans, severance plans, or other employee benefit plans or arrangements including, without limitation, any pension plan as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA") and any welfare plan as defined in Section 3(1) of ERISA, whether or not funded, covering any employee or to which Seller is a party or bound or makes or has made any contribution or by which Seller may have any liability to any employee (including any such plan formerly maintained by or in connection with which Seller may have any liability to any employee, and any such plan which is a multi employer plan as defined in Section 3(37) (A) of ERISA).

ARTICLE 12.  SELLER'S OBLIGATIONS AFTER THE CLOSING
             --------------------------------------
                  12.1 Preservation of Goodwill. Following the Closing, Seller will restrict its activities so that Buyer's reasonable expectations with respect to the goodwill, business reputation, employee relations and prospects connected with the Assets will not be materially impaired. In furtherance, but not in limitation of, this general obligation, Seller agrees that, for a period of the longer of (a) three (3) years following the Closing Date; or (b) for the term of the contracts attached as part of SCHEDULE 1.1;

                  (a) Seller will not compete with the Buyer at the location of the hotels referred to in SCHEDULE 1.1. For the purposes of this Agreement, the term "compete" shall mean calling on, soliciting or taking away, as a client or customer, or attempting to call on, solicit or take away as a client or customer any individual, partnership, corporation or association that is referred to in SCHEDULE 1.1;

                  (b) Seller will not disclose to any person or use for its own benefit any price lists, pricing data, customer lists, or similar matters possessed by them relating to the Assets or the business transferred to Buyer unless they first clearly demonstrate to Buyer that such matters are at, the time of the proposed disclosure or use, of common knowledge within the trade.

                  12.2 Change of Name. Seller agrees that after the Closing Date it shall not use or employ in any manner directly or indirectly the name "Hotel Movie Express, Inc.," or any variation thereof.

                  12.3 Seller's Indemnities. Seller shall indemnify, defend and hold harmless Chequemate, the Buyer and their officers, directors, and agents against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees, that Chequemate or the Buyer, or their officers, directors, or agents shall incur or suffer, which arise, result from or relate to any breach of, or failure by Seller to perform, any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by Seller under this Agreement. Notwithstanding any other provision of this Agreement, Seller shall not be liable to Chequemate, or to the Buyer, or their officers, directors, or agents on any warranty, representation or covenant made by Seller in this Agreement, regarding any single claim, loss, expense, obligation or other liability that does not exceed $10,000; provided, however, that when the aggregate amount of all such claims, losses, expenses, obligations and liabilities not exceeding $10,000 each reaches $10,000, Seller shall thereafter be liable in full for all such breaches and indemnities, and regarding all those claims, losses, expenses, obligations, and liabilities.

                  12.4 Access to Records. From and after the Closing, Seller shall allow Buyer, and its counsel, accountants and other representatives, such access to records which after the Closing are in the custody or control of the Seller as Buyer reasonably requires in order to comply with its obligations under the law or under contracts assumed by Buyer pursuant to this Agreement.

                  12.5 Non-solicitation of Employees. Seller shall not, prior to the third anniversary of the Closing solicit any employee of Buyer to leave such employment if such employee was at any time between the date hereof and the Closing an employee of Seller.

ARTICLE 13.  COSTS

                  13.1 Finder's or Broker's Fees. Each of the parties represents and warrants that it has dealt with no broker or finder in connection with any of the transactions contemplated by this Agreement, and, insofar as it knows, no broker or other person is entitled to any commission or finder's fee in connection with any of these transactions.

                  13.2 Expenses. Each of the parties shall pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

ARTICLE 14.  SECURITIES ASPECTS OF AGREEMENT
             -------------------------------
                  14.1 All parties to this Agreement mutually understand, agree and covenant that any referenced sale or other disposition of any security under this Agreement shall be controlled and governed by this section. Specifically should there arise any conflict of application or interpretation under this section and any other provision or section of this Agreement, this section shall be given primary definition and control. The term "securities" for the purposes of this Agreement shall mean and include all shares of Chequemate, and any warrants to acquire those shares as well as any other instrument or obligation customary or commonly described as a security. Each of the following terms and conditions of the issuance and distribution of the securities shall be fully applicable unless otherwise specifically waved or treated in the following paragraphs.

                  14.2 Each  security  issued  pursuant   to the  terms  of this
Agreement shall be a "restricted" security unless otherwise specifically referenced as being issued pursuant to a registration or offering.

                  14.3 The Seller understands and agrees that a restricted security for the purposes of this Agreement is one which is issued without meeting registration requirements under both federal and state law within the United States. Each party to this Agreement further agrees and acknowledges that the nature of restricted security is that it is not freely tradeable. That is, the holder of such security cannot immediately market or further distribute such security in the open market, or through private transactions without the express written consent of the issuer, primarily Chequemate under the terms of this Agreement.

                  14.4 The Seller fully acknowledges and understands that the resale of a restricted security will normally require substantial holding periods unless subsequently subject to an intervening registration under applicable federal and state securities laws. The Seller acquiring restricted stock under this Agreement further acknowledges and agrees that the principal, though not exclusive, means by which restricted securities are resold under United States law and conforming state laws and regulations is Securities and Exchange Commission ("SEC") Rule 144, which essentially requires a holding period of one year before the stock can be resold or any interest therein further sold or assigned. In general terms, Rule 144 would require that there be current public information about the Company before the provisions of the Rule could be relied upon for subsequent resales, that the aforementioned holding period had been met, that the sales occurred through independent arms-length and unsolicited brokerage transactions, that certain volume limitations on the number of shares sold in each three month period be observed, and that a report of sales will be filed with the SEC. The Seller understands that the foregoing constitutes only a general description of Rule 144 and that such person is or has the means to become familiar with all of the specific provisions and terms of Rule 144 through his independent legal advisors. The Seller further acknowledges and agrees that while Rule 144 is not exclusive, that it is anticipated and intended that it would be the primary means by which securities acquired under this Agreement could be resold absent the specific registration provisions of this Agreement.

                  14.5 The Seller further acknowledges and agrees that, except as specifically provided by the terms of this Agreement, none of the corporate parties will have any obligation to register securities issued, and have no present intention to register such securities other than is specifically provided for by this Agreement. Each person under this Agreement acquiring securities further understands and agrees that individual registration of securities, absent registration by the issuer, is usually not practical and should not be relied upon as a means for resales or other distributions of securities acquired under this Agreement.

                  14.6 Any entity acquiring securities pursuant to this Agreement with the intent to divide such securities among its principal shareholders as part of the acquisition process, will be responsible for obtaining the knowledgeable consent and agreement of such actual shareholder to the terms of this Agreement, specifically referencing this paragraph.

                  14.7 The Seller fully understands and agrees that should such person be deemed to be in a "control" position as to Chequemate incident to the completion of this Agreement, that such person must comply with the volume limitations of Rule 144 to complete sales of his or her securities acquired, except for securities which have been otherwise registered pursuant to this Agreement. A control person has been defined by the SEC, and by most states securities regulatory agencies, as a person who has the capacity to exercise control over the issuing company. While no precise mathematical formulation of a control person is applicable to all situations, the following are generally presumed to be control people:

                           (i) a person holding 10% or more of the shares of the issuing company;

                           (ii) any principal officer or any director of the issuing company.

                  14.8 Seller represents that it is acquiring the Shares for its own account, for investment and not with a view to the distribution or resale thereof. The Seller further represents that its financial and other circumstances are such that it has adequate means of providing for its current and anticipated future needs without having to sell or otherwise dispose of the Shares, and that the Seller is able to bear the economic risks of this investment and consequently are able to hold the Shares for an indefinite period of time and to sustain the loss of their entire investment in the Shares, in the event such a loss should occur.

                  14.9 Seller acknowledges and represents that, due to its knowledge and experience in financial and business matters, its investment experience generally and its experience with investments similar to the Shares in particular, Seller, either alone or together with its advisors, if any, is able to understand and evaluate the nature and merits of, and the risks involved in, its proposed investment in the Shares. Seller, either alone or together with its advisors, if any, has the capacity to protect its own interests in connection with this transaction.

                 14.10 Seller acknowledges that the Buyer and Chequemate have furnished or made available to Seller all financial and other data relating to Chequemate, required by Seller to enable it to make an informed decision concerning its approval of this transaction and its resulting acquisition of the Shares. In particular, Seller acknowledges that it has received and reviewed the financial statements of Chequemate for the past two years and complete copies of all of the Chequemate SEC Reports for such period. Seller acknowledges that it has been informed that Chequemate has not previously conducted business except as disclosed in the Chequemate SEC Reports. Seller represents and acknowledges that it and its principals have been engaged in the business of providing pay-per-view and cable services in the hotel/lodging industry, which is intended area of business for which the Assets are being acquired by the Buyer. In this regard, Seller has been acquainted with the Chief Executive Officer of Chequemate. Seller further represents and acknowledges that it has had full opportunity to obtain additional information from Chequemate to verify the accuracy of the information supplied by it and to evaluate the merits of its investment decision, including, without limitation, full opportunity to ask questions of and receive satisfactory answers and other information from Chequemate, its officers, directors and other persons acting on its behalf, and all such questions have been answered, and such other information supplied, to Seller's full satisfaction. Seller is aware of, and has thoroughly evaluated, to its own satisfaction, the high degree of risk associated with investing in Chequemate, including but not limited to, the specific risks associated with Chequemate's business and the risks associated with the ownership of common stock.

                 14.11 Seller hereby represents and warrants to Chequemate that Seller is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D. Seller further represents and warrants that it is a corporation, and that each of the equity owners of Seller are "accredited investors" by reason of the fact that each of the equity owners meets one or both of the following criteria:

                           (i) The owner is a natural person whose individual net worth, or joint net worth with owner's spouse, at the time of this agreement, exceeds $1,000,000; or

                           (ii) The owner is a natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with owner's spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year.

                  14.12 Chequemate agrees that it shall (i) file or cause to be filed with the Commission, not later than September 6, 1999, a registration statement (the "Registration Statement") on Form S-3 or other applicable form, providing for the sale by the Seller of all of the Shares and (ii) use its best efforts to have the Registration Statement declared effective. The Registration Statement shall cover the issuance of the Shares and the sale by the Seller or the Seller's transferee in the manner or manners designated by the Seller. Chequemate agrees to keep the Registration Statement continuously effective for one year from the Closing Date.

                  14.13 Chequemate shall pay all expenses incident to its performance of or compliance with its obligations under Section 14.12, including, without limitation, all registration, filing, listing and stock exchange fees, all fees and expenses of complying with state securities or blue sky laws of the state of Illinois, all the fees, disbursements and other charges of counsel for Chequemate and of its independent public accountants, but excluding commissions and applicable transfer taxes, if any, which commissions and transfer taxes shall be borne by the Seller or sellers of the Shares in all cases. The Seller or sellers of the Shares shall pay all expenses and fees related to complying with state securities or blue sky laws of states other than the state of Illinois.

                  14.14 Chequemate may require the Seller or the sellers of the Shares to furnish Chequemate such information regarding such sellers and the distribution of the securities covered by the Registration Statement as Chequemate may from time to time reasonably request in writing and as is required by applicable laws and regulations.

                  14.15 Securities Indemnification:

                  (a) Chequemate hereby agrees to indemnify and hold harmless the Seller, including any other holder of Shares, and their respective directors, officers, agents and advisers (collectively, the "Agents") and each person, if any, who controls within the meaning of Section 15 of the Securities Act (the "Control Person") the Seller or any such holder against any losses, claims, damages or liabilities, joint or several, to which the Seller, any such other holder of Shares, any such

         Agent, or any such Control Person may become subject, under the Securities Act, the Exchange Act or any other Federal or state law, including common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in (A) a registration statement filed for any registration under this Agreement, (B) in any Blue Sky Law application or other document executed by Chequemate specifically for such registration or (C) based upon information furnished by Chequemate filed in any state or other jurisdiction in order to qualify any or all of the Shares under the securities laws thereof (any such application, document or information in (B) and (C) above being hereinafter referred to as a "Blue Sky Application"); (ii) the omission or alleged omission to state in such registration statement or Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading; or (iii) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or Blue Sky Application or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse such parties for any reasonable attorneys' fees or other expenses reasonably incurred by them or any of them in connection with investigating or defending against any such loss, claim, damage, liability or action; provided, however, that Chequemate will not be liable or responsible for reimbursement of expenses in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to Chequemate by or on behalf of such indemnified party specifically for use with reference to or in the preparation of a registration statement, any such pre- or post-effective amendment or supplement thereof, or any Blue Sky Application. This indemnity agreement is in addition to any liability which Chequemate may otherwise have. The indemnity agreement of Chequemate contained in this Section 14.15 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any of the Seller, any other holder of Shares, any Agent or any Control Person and shall survive the registration and sale of any Shares by the Seller or any such holder.

                  (b) The Seller and each other holder of Shares, by including such holders Shares in the Registration Statement, agrees, severally, to indemnify and hold harmless Chequemate, its Agents and the Control Persons thereof to the same extent as the indemnity from Chequemate to the Seller, such other holders, their respective Agents and Control Persons but only with respect to any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon or in conformity with written information relating to such person by such person expressly for use in connection with any registration statement, pre- or post-effective amendment or supplement thereto or in any Blue Sky Application filed pursuant to this Agreement. This indemnity agreement will be in addition to any liability that the Seller or any such other holder may otherwise have. The indemnity agreement of the Seller and such other holders contained in this Section 14.15 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Chequemate or any of its Control Persons and shall survive the registration and sale of any Shares and the expiration or termination of this Agreement.

                  (c) If any action or claim shall be brought or asserted by a party entitled to indemnification under paragraph 14.15(a) or 14.15(b) (as the case may be) of this Agreement (each an "Indemnified Party") in respect of which indemnity may be sought from the responsible party identified in said paragraph 14.15(a) or 14.15(b) (as the case may be) (the "Indemnifying Party"), the Indemnified Party shall promptly notify the Indemnifying Party in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel satisfactory to each Indemnified Party and the payment of all reasonable legal and other expenses. The failure of any Indemnified Party to notify the Indemnifying Party will not relieve the Indemnifying Party of any liability for indemnification which it may have to any Indemnified Party under this Section 14.15 unless the Indemnifying Party has been substantially prejudiced by such failure and in no event will such failure relieve the Indemnifying Party from any liability it may have to any Indemnified Party otherwise than under this Section 14.15. Each Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the employment thereof has been specifically authorized by the Indemnifying Party in writing, or (ii) the Indemnifying Party has failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both (A) any Indemnified Party and (B) the Indemnifying Party, and, in the judgment of counsel to any Indemnified Party, it is advisable for such Indemnified Party to be represented by separate counsel (in which case the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party; provided, however, it being understood that the Indemnifying Party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys at any time for each Indemnified Party pursuant to this Agreement in each jurisdiction, and each such firm shall be designated in writing by such Indemnified Party holding a majority of the Shares being registered for all Indemnified Parties). The Indemnifying Party shall not be liable for any settlement of any such action effected by an Indemnified Party without the written consent of the Indemnifying Party (which shall not be withheld unreasonably in light of all factors of importance to such Indemnified Party), but if settled with such written consent, or if there be a final judgment or decree for the plaintiff in any such action by a court of competent jurisdiction and the time to appeal shall have expired or the last appeal shall have been denied, the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

                  (d) If the indemnification provided for in this Agreement is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relevant fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The foregoing contribution agreement shall in no way affect the contribution liabilities of any persons having liability under
         Section 11 of the Securities Act other than Chequemate, the Seller and such other holders. No contribution shall be requested with regard to the settlement of any matter from any party who did not consent to the settlement, provided, however, that such consent shall not be unreasonably withheld in light of all factors of importance to such party. Notwithstanding any provisions of this Section 14.15, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE 15.  FORM OF AGREEMENT
             -----------------
                  15.1 Headings. The subject headings of the Articles and Sections of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

                  15.2 Entire Agreement; Modification; Waiver. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all the parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

                  15.3 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

ARTICLE 16.  PARTIES
             -------
                  16.1 Parties in Interest. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provisions give any third persons any right of subrogation or action over against any party to this Agreement.

                  16.2 Assignment. This Agreement shall be binding on and shall inure to the benefit of the parties to it and their respective heirs, legal representatives, successors and assigns.

ARTICLE 17.  NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES
             -----------------------------------------------------
         All representations, warranties, covenants and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion or other writing provided for in it, shall survive the Closing.

ARTICLE 18.  NOTICES
             -------
         All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

Seller:                        King Farms, Inc.
                               RR #1
                               Collison, IL 61831

Buyer:                         C-3D Digital, Inc.
                               Attn: J. Michael Heil
                               57 West 200 South, Suite 350
                               Salt Lake City, Utah 84101

         with copy to:         Bruce L. Dibb
                               311 South State Street
                               Suite 380
                               Salt Lake City, Utah 84111

Any party may change its address for purposes of this Article by giving the other parties written notice of the new address in the manner set forth above.

ARTICLE 19.  GOVERNING LAW
             -------------
                  This Agreement shall be construed in accordance with, and governed by the laws of the State of

Utah.

ARTICLE 20.  MISCELLANEOUS
             -------------
                  20.1 Announcements. The Seller will not make any announcements to the public or to employees of Seller concerning this Agreement or the transactions contemplated hereby without the prior approval of Buyer, which will not be unreasonably withheld. Notwithstanding any failure of Buyer to approve it, The Seller may make an announcement of substantially the same information as theretofore announced to the public by Buyer or any announcement required by applicable law, but the Seller shall in either case notify Buyer of the contents thereof reasonably promptly in advance of its issuance.

                  20.2 References.   Unless otherwise  specified,  references to
Sections or Articles are to Sections or Articles in this Agreement.

                  IN WITNESS WHEREOF, the parties to this Agreement have duly executed it as of the day and year first above written.

C-3D DIGITAL, INC.,                                  CHEQUEMATE TECHNOLOGIES,
a Utah corporation                                   INC., a Utah corporation


By  /s/J. Michael Heil                              By
   --------------------                                 ----------------------
   J. Michael Heil
   Its: CEO                                                   Its:

SELLER

KING FARMS, INC. dba
HOTEL MOVIE EXPRESS, INC.,
an Illinois corporation


By  /s/ Ted Crewell
   -----------------
   Ted Crewell
   Its:


                                  SCHEDULE 1.1

                                    CONTRACTS

Site        Name of Hotel/Motel; City,         #- Rooms          Telephone and                  Expiration Date
            State                                                Facsimile                      of Contract
----------------------------------------------------------------------------------------------------------------
0410        B.W. Rohnert Park Rohnert           145              Tele:(707) 584-7435
            Park, CA                                             Fax: (707) 584-3848
----------------------------------------------------------------------------------------------------------------
0407        B.W. Sandman Motel                  116              Tele:(916) 443-6515
            Sacramento, CA                                       Fax: (916) 447-3510
----------------------------------------------------------------------------------------------------------------
0405        B.W. Tucker\Tahoe                   100              Tele:(530) 587-4526
            Truckee, CA                                          Fax: (530) 587-8173
----------------------------------------------------------------------------------------------------------------
0408        B.W. Beachfront Inn                 151              Tele:(409) 443-6515
            Galveston, TX                                        Fax: (409) 447-3510
----------------------------------------------------------------------------------------------------------------
0417        Comfort Inn Midt                    154              Tele:(505) 881-3210
            Albuquerque, NM                                      Fax: (505) 888-1196
----------------------------------------------------------------------------------------------------------------
0400        Comfort Inn Las Vegas               109              Tele:(505) 425-1100
            Las Vegas, NV                                        Fax: (505) 454-8404
----------------------------------------------------------------------------------------------------------------
0424        Discover Inn                        154              Tele:(707) 462-8873
            Ukiah, CA                                            Fax: (707) 462-1249
----------------------------------------------------------------------------------------------------------------
0418        Erueka Inn                          105              Tele:(707) 442-6441
            Eureka, CA                                           Fax: (707) 442-6127
----------------------------------------------------------------------------------------------------------------
0412        Flagship Hotel                      220              Tele:(800) 231-7128
            Galveston Island, TX                                 Fax: (409) 762-1619
----------------------------------------------------------------------------------------------------------------
0422        Holiday Inn Denton                  144              Tele:(940) 387-3511
            Denton, TX                                           Fax: (940) 387-7917
----------------------------------------------------------------------------------------------------------------
0415        Holiday Inn Express                 80               Tele:(505) 838-0566
            Socorro, NM                                          Fax: (505) 838-0598
----------------------------------------------------------------------------------------------------------------
0411        Holiday Inn Express                 100              Tele:(416) 332-5700
            Mill Valley, CA                                      Fax: (416) 331-1869
----------------------------------------------------------------------------------------------------------------
0414        Holiday Inn Green                   138              Tele:(903) 454-7000
            Greenville, TX                                       Fax: (903) 464-7000
----------------------------------------------------------------------------------------------------------------
0426        Mammoth Mountain                    213              Tele:(760) 934-2671
            Mammoth Lake, CA                                     Fax: (760) 934-0701
--------------------------------------------------------------------------------
0401        Quality Inn Valley                  127              Tele:(509) 928-5218
            Spokane, WA                                          Fax: (509) 928-5211
----------------------------------------------------------------------------------------------------------------
0423        Reston SLC                           98              Tele:(801) 264-1054
            Salt Lake City, UT                                   Fax: (801) 264-1054
----------------------------------------------------------------------------------------------------------------


0429        Rodeway Inn, Sierra Nevada          166              Tele:(760) 934-2515
            Inn                                                  Fax: (760) 934-7319
            Mammoth Lake, CA
------------------------------------------------------------------------------------
0419        Sandman Motel                       112              Tele:(707) 544-8570
            Santa Rosa, CA                                       Fax: (707) 544-8710
------------------------------------------------------------------------------------
0427        St. Trapez                          160              Tele:(702) 369-5400
            Las Vegas, NV                                        Fax: (702) 389-1150
------------------------------------------------------------------------------------
0428        Templin's Resort                    167              Tele:(208) 773-1611
            Post Falls, ID                                       Fax: (208) 773-4192
------------------------------------------------------------------------------------
0403        Toll House                           97              Tele:(408) 395-7070
            Los Gatos, CA                                        Fax: (408) 395-3730
------------------------------------------------------------------------------------

                                  Page 25 of 25